UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

DORCHESTER MINERALS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-50175	81-0551518
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3838 Oak Lawn, Suite 300, Dallas, Texas 75219
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (214) 559-0300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interest	DMLP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Dorchester Minerals, L.P. (the “Partnership”) with the U.S. Securities and Exchange Commission on October 6, 2023 (the “Original Form 8-K”). The Original Form 8-K was filed to, among other things, report the results of the Partnership’s 2023 Annual Meeting of Limited Partners (the “2023 Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Partnership’s decision as to the frequency of future unitholder advisory votes regarding executive compensation (“Say-on-Pay votes”). Except as set forth herein, no other changes have been made to the Original 8-K.

Item 5.07             Submission of Matters to a Vote of Security Holders

Based on the results of the unitholder vote on the establishment of the frequency of Say-on-Pay proposals, and consistent with the Board of Managers’ prior recommendation to the Partnership’s unitholders in connection with such vote, the Partnership has determined that, until the next vote on the frequency of Say-on-Pay proposals, the Partnership will hold an advisory Say-on-Pay vote every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DORCHESTER MINERALS, L.P.
Registrant

Date: October 19, 2023
	By:	/s/ Bradley J. Ehrman
Bradley J. Ehrman
Chief Executive Officer